UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2008

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

                        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the previously disclosed Annual Executive Incentive Program (the “Incentive Program”) of Regal Entertainment Group (the “Company”) and based upon the attainment of performance targets previously established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) under the Incentive Program, on January 16, 2008, the Company approved annual cash bonus awards for the following officers as set forth below:

Name and Principal Positions	Cash Bonus
Michael L. Campbell, Chief Executive Officer (Principal Executive Officer)	$750,000
Gregory W. Dunn, President and Chief Operating Officer	$342,375
Amy E. Miles, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$321,750
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$268,125

                                                Based on its review of the Company’s performance, on January 16, 2008, the Committee recommended, and the Company’s Board of Directors approved, base salaries for the Company’s executive officers for fiscal 2008 as set forth below:

Name and Principal Positions	Fiscal 2008 Salary
Michael L. Campbell, Chief Executive Officer (Principal Executive Officer)	$800,000
Gregory W. Dunn, President and Chief Operating Officer	$427,500
Amy E. Miles, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$412,500
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$335,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: January 18, 2008	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President,
General Counsel and Secretary